Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 To Form S-4 of Extended Stay America, Inc. (the "Company") of our report dated January 24, 2001, relating to the financial statements, which appears in the Company's Annual Report to Shareholders on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Other Data" in such Registration Statement.


PricewaterhouseCoopers LLP

Spartanburg, SC
August 28, 2001